United States of America
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
__________________________________
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: February 19, 2019
(Date of earliest event reported)
Commission File Number 1-7107
 __________________________________
LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
 __________________________________

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
 __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01.             Other Events.

As previously announced, the Board of Directors of Louisiana-Pacific Corporation (“LP”) has authorized an additional share repurchase plan under which the Company may repurchase up to $600 million of its common stock. As part of the repurchase plan, on February 19, 2019, LP entered into an accelerated share repurchase (“ASR”) agreement with Goldman Sachs & Co. LLC to repurchase $400 million of its common stock. Under the ASR agreement, LP will receive an initial delivery of 11,944,756 million shares on February 21, 2019, representing approximately 80 percent of the number of shares of common stock initially underlying the ASR agreement, based on the closing price of LP’s common stock of $26.79 on February 15, 2019. The final number of shares to be repurchased will be based on LP’s volume-weighted average price of LP’s common stock during the term of the transaction, less a discount, and is expected to be completed no later than the end of the third quarter of 2019.  A copy of LP’s press release announcing the ASR is attached as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

Exhibit No.          Description
99.1                        Press release issued by LP on February 19, 2019 regarding ASR

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ REBECCA BARCKLEY
Rebecca Barckley
Controller, Financial Reporting
(Principal Accounting Officer)
Date: February 19, 2019